Exhibit 99.1

For Immediate Release
For more information, contact:
Anthony (Tony) Cristello
Standard Motor Products, Inc.
(972) 316-8107
tony.cristello@smpcorp.com

Standard Motor Products, Inc. Announces

First Quarter 2024 Results and Quarterly Dividend

New York, NY, May 1, 2024......Standard Motor Products, Inc. (NYSE: SMP), a leading automotive parts manufacturer and distributor, reported today its consolidated financial results for the three months ended March 31, 2024.

Net sales for the first quarter of 2024 were $331.4 million, compared to consolidated net sales of $328.0 million during the comparable quarter in 2023. Earnings from continuing operations for the first quarter of 2024 were $9.9 million or $0.44 per diluted share, compared to $12.7 million or $0.57 per diluted share in the first quarter of 2023. Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the first quarter of 2024 were $10.0 million or $0.45 per diluted share, compared to $13.4 million or $0.61 per diluted share in the first quarter of 2023.

Mr. Eric Sills, Standard Motor Products’ Chief Executive Officer and President stated, “Our first quarter experienced mixed results. We are pleased with our record-setting top line performance as sales increased 1% against last year’s first quarter, rebounding from the sluggish sales we saw at the end of 2023. However, as expected, we continued to experience headwinds across various cost inputs, causing a drag on our profitability.”

By segment, Vehicle Control sales were up 0.5% against a difficult comparison of over 4% growth last year, as customers returned to more normalized ordering patterns after a slowdown in the fourth quarter of last year.

Turning to Temperature Control, sales declined 1.1% versus the same quarter last year.  However, this is mainly due to the timing of pre-season orders which can always shift between periods. Ultimately, as a seasonal business, our annual results will be determined by the degree and duration of hot weather the country experiences, and therefore early results are not indicative of the full year.

Engineered Solutions sales increased 4.5% over last year’s first quarter, setting a single quarter record for this segment, as our traction with new and existing customers continues to build.  We remain encouraged with our progress in winning new business and the overall opportunity we see in terms of long-term sales growth.

Looking at profitability, our Adjusted EBITDA margin was 6.9% in the quarter vs. 8.8% last year. Excluding $1.1 million of start-up costs related to our new distribution center in Shawnee, KS, Adjusted EBITDA was 7.2% in the quarter. Within the combined Aftermarket segments, Adjusted EBITDA was helped by a 40 basis point gross margin improvement, but was offset by $1.0 million of higher factoring costs, as well as inflation in other SG&A expenses. Adjusted EBITDA in Engineered Solutions was down primarily due to a lower gross margin in the quarter, which was impacted by inflationary cost increases and some unfavorable changes in mix of sales.

Our sales and profit expectations for the full year of 2024 remain unchanged. We anticipate sales growth will be flat to low single digits, and Adjusted EBITDA will be in a range of 9.0% to 9.5%.  As previously discussed, we expect to incur roughly $5 million of added costs in 2024 as compared to 2023 for our new distribution center in Shawnee, KS, related to increased rent as well as redundancy expenses as we transition away from our Edwardsville, KS distribution center.  Additionally, we anticipate approximately $25 million in capital expenditures as we outfit the new facility.  We are pleased to have successfully begun the first phase of shipping from our new DC, and are optimistic about the benefits it will bring once fully implemented. It will provide SMP with expanded capacity for future growth, mitigate risk through a multi-point distribution strategy, and improve product delivery times in certain geographies.

As part of our commitment to return value to shareholders, the Board of Directors has approved payment of a quarterly dividend of 29 cents per share on the common stock outstanding, which will be paid on June 3, 2024 to stockholders of record on May 15, 2024.  Additionally, we purchased $2.6 million of common stock under our existing $30 million share repurchase authorization during the quarter.  From the end of the first quarter through April 29, 2024, we purchased an additional $3.5 million of common stock, leaving our remaining authorization under the current program at $23.9 million.

In closing, Mr. Sills commented, “As we look to the long term, we remain optimistic about both of our end markets. The fundamental trends in the aftermarket are favorable – a growing and aging car parc, a return to historical miles driven, and the high cost of new vehicles should lead to ongoing demand for parts, especially in non-discretionary categories such as ours. Our Engineered Solutions business continues to grow globally as we become known as a capable high-quality supplier, and opportunities continue to present themselves. And while near-term cost pressures persist, we are excited for 2024 and beyond, and we thank our employees that make all of this possible.”

Conference Call
Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Wednesday, May 1, 2024.  This call will be web cast and can be accessed on the Investor Relations page of our website at www.smpcorp.com and clicking on the SMP Q1 2024 Earnings Webcast link.  Investors may also listen to the call by dialing 800-267-6316 (domestic) or 203-518-9783 (international).  Our playback will be made available for dial in immediately following the call.  For those choosing to listen to the replay by webcast, the link should be active on our website within 24 hours after the call.  The playback number is 888-215-1535 (domestic) or 402-220-4940 (international).

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release are those detailed from time-to-time in prior press releases and in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q.  By making these forward-looking statements, Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.

STANDARD MOTOR PRODUCTS, INC.
Consolidated Statements of Operations
(In thousands, except per share amounts)

	THREE MONTHS ENDED
	MARCH 31,
	2024	2023
	(Unaudited)
NET SALES	$331,403	$328,028

COST OF SALES	241,881	236,761

GROSS PROFIT	89,522	91,267

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	74,733	69,633
RESTRUCTURING AND INTEGRATION EXPENSES	192	912
OTHER INCOME, NET	22	24

OPERATING INCOME	14,619	20,746

OTHER NON-OPERATING INCOME, NET	819	225

INTEREST EXPENSE	2,067	3,862

EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	13,371	17,109

PROVISION FOR INCOME TAXES	3,342	4,372

EARNINGS FROM CONTINUING OPERATIONS	10,029	12,737

LOSS FROM DISCONTINUED OPERATION, NET OF INCOME TAXES	(1,039)	(780)

NET EARNINGS	8,990	11,957

NET EARNINGS ATTRIBUTABLE TO NONCONTROLLING INTEREST	166	39

NET EARNINGS ATTRIBUTABLE TO SMP (a)	$8,824	$11,918

NET EARNINGS ATTRIBUTABLE TO SMP
EARNINGS FROM CONTINUING OPERATIONS	$9,863	$12,698
LOSS FROM DISCONTINUED OPERATION, NET OF INCOME TAXES	(1,039)	(780)
TOTAL	$8,824	$11,918

NET EARNINGS PER COMMON SHARE ATTRIBUTABLE TO SMP
BASIC EARNINGS FROM CONTINUING OPERATIONS	$0.45	$0.59
DISCONTINUED OPERATION	(0.05)	(0.04)
NET EARNINGS PER COMMON SHARE - BASIC	$0.40	$0.55

DILUTED EARNINGS FROM CONTINUING OPERATIONS	$0.44	$0.57
DISCONTINUED OPERATION	(0.05)	(0.03)
NET EARNINGS PER COMMON SHARE - DILUTED	$0.39	$0.54

WEIGHTED AVERAGE NUMBER OF COMMON SHARES	21,923,830	21,609,618
WEIGHTED AVERAGE NUMBER OF COMMON AND DILUTIVE SHARES	22,372,543	22,097,750

  (a) "SMP" refers to Standard Motor Products, Inc. and subsidiaries.

STANDARD MOTOR PRODUCTS, INC.
Segment Revenues and Operating Profit

(In thousands)
	THREE MONTHS ENDED
	MARCH 31,
	2024		2023
	(Unaudited)
Revenues
Engine Management (Ignition, Emissions and Fuel Delivery)	$116,085		$116,083
Electrical and Safety	52,407		51,804
Wire sets and other	17,032		16,690
Vehicle Control	185,524		184,577

AC System Components	49,960		50,798
Other Thermal Components	21,648		21,608
Temperature Control	71,608		72,406

Commercial Vehicle	22,908		20,232
Construction / Agriculture	10,076		11,692
Light Vehicle	21,803		23,019
All Other	19,484		16,102
Engineered Solutions	74,271		71,045

Revenues	$331,403		$328,028

Gross Margin
Vehicle Control	$58,899	31.7%	$58,472	31.7%
Temperature Control	19,689	27.5%	19,155	26.5%
Engineered Solutions	10,934	14.7%	13,640	19.2%
All Other	-		-
Gross Margin	$89,522	27.0%	$91,267	27.8%

Selling, General & Administrative
Vehicle Control	$43,258	23.3%	$40,836	22.1%
Temperature Control	17,600	24.6%	16,528	22.8%
Engineered Solutions	8,691	11.7%	7,909	11.1%
All Other	5,184		4,360
Selling, General & Administrative	$74,733	22.6%	$69,633	21.2%

Operating Income
Vehicle Control	$15,641	8.4%	$17,636	9.6%
Temperature Control	2,089	2.9%	2,627	3.6%
Engineered Solutions	2,243	3.0%	5,731	8.1%
All Other	(5,184)		(4,360)
Subtotal	$14,789	4.5%	$21,634	6.6%
Restructuring & Integration	(192)	-0.1%	(912)	-0.3%
Other Income, Net	22	0.0%	24	0.0%
Operating Income	$14,619	4.4%	$20,746	6.3%

STANDARD MOTOR PRODUCTS, INC.
Reconciliation of GAAP and Non-GAAP Measures

(In thousands, except per share amounts)

	THREE MONTHS ENDED
	MARCH 31,
	2024	2023
	(Unaudited)
EARNINGS FROM CONTINUING OPERATIONS ATTRIBUTABLE TO SMP

GAAP EARNINGS FROM CONTINUING OPERATIONS	$9,863	$12,698

RESTRUCTURING AND INTEGRATION EXPENSES	192	912
INCOME TAX EFFECT RELATED TO RECONCILING ITEMS	(50)	(237)
NON-GAAP EARNINGS FROM CONTINUING OPERATIONS	$10,005	$13,373

DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS ATTRIBUTABLE TO SMP

GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.44	$0.57

RESTRUCTURING AND INTEGRATION EXPENSES	0.01	0.04
INCOME TAX EFFECT RELATED TO RECONCILING ITEMS	-	-

NON-GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.45	$0.61

OPERATING INCOME

GAAP OPERATING INCOME	$14,619	$20,746

RESTRUCTURING AND INTEGRATION EXPENSES	192	912
OTHER INCOME, NET	(22)	(24)	LAST TWELVE MONTHS ENDED		YEAR ENDED
			MARCH 31,		DECEMBER 31,
NON-GAAP OPERATING INCOME	$14,789	$21,634	2024	2023	2023
			(Unaudited)
EBITDA WITHOUT SPECIAL ITEMS

GAAP EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	$13,371	$17,109	$77,978	$87,882	$81,716

DEPRECIATION AND AMORTIZATION	7,301	7,082	29,241	28,428	29,022
INTEREST EXPENSE	2,067	3,862	11,492	13,674	13,287
EBITDA	22,739	28,053	118,711	129,984	124,025

RESTRUCTURING AND INTEGRATION EXPENSES	192	912	1,922	2,762	2,642
CUSTOMER BANKRUPTCY CHARGE	-	-	-	7,002	-
SPECIAL ITEMS	192	912	1,922	9,764	2,642

EBITDA WITHOUT SPECIAL ITEMS	$22,931	$28,965	$120,633	$139,748	$126,667

MANAGEMENT BELIEVES THAT NON-GAAP EARNINGS FROM CONTINUING OPERATIONS AND NON-GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS WHICH ARE ATTRIBUTABLE TO SMP, AND NON-GAAP OPERATING INCOME AND EBITDA WITHOUT SPECIAL ITEMS, EACH OF WHICH ARE NON-GAAP MEASUREMENTS AND ARE ADJUSTED FOR SPECIAL ITEMS, ARE MEANINGFUL TO INVESTORS BECAUSE THEY PROVIDE A VIEW OF THE COMPANY WITH RESPECT TO ONGOING OPERATING RESULTS.  SPECIAL ITEMS REPRESENT SIGNIFICANT CHARGES OR CREDITS THAT ARE IMPORTANT TO AN UNDERSTANDING OF THE COMPANY'S OVERALL OPERATING RESULTS IN THE PERIODS PRESENTED. SUCH NON-GAAP MEASUREMENTS ARE NOT RECOGNIZED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND SHOULD NOT BE VIEWED AS AN ALTERNATIVE TO GAAP MEASURES OF PERFORMANCE.

STANDARD MOTOR PRODUCTS, INC.
Reconciliation of GAAP and Non-GAAP Measures by Segments

(In thousands)

	THREE MONTHS ENDED MARCH 31, 2024
	Vehicle Control	Temperature Control	Engineered Solutions	All Other	Consolidated
	(Unaudited)
OPERATING INCOME

GAAP OPERATING INCOME	$15,540	$2,031	$2,232	$(5,184)	$14,619

RESTRUCTURING AND INTEGRATION EXPENSES	101	58	33	-	192
OTHER INCOME, NET	-	-	(22)	-	(22)

NON-GAAP OPERATING INCOME	$15,641	$2,089	$2,243	$(5,184)	$14,789

EBITDA WITHOUT SPECIAL ITEMS

GAAP EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	$14,315	$1,888	$2,346	$(5,178)	$13,371

DEPRECIATION AND AMORTIZATION	3,525	898	2,469	409	7,301
INTEREST EXPENSE	1,427	531	664	(555)	2,067
EBITDA	19,267	3,317	5,479	(5,324)	22,739

RESTRUCTURING AND INTEGRATION EXPENSES	101	58	33	-	192
SPECIAL ITEMS	101	58	33	-	192

EBITDA WITHOUT SPECIAL ITEMS	$19,368	$3,375	$5,512	$(5,324)	$22,931
% of Net Sales	10.4%	4.7%	7.4%		6.9%

(In thousands)	THREE MONTHS ENDED MARCH 31, 2023
	Vehicle Control	Temperature Control	Engineered Solutions	All Other	Consolidated
	(Unaudited)
OPERATING INCOME

GAAP OPERATING INCOME	$17,375	$2,084	$5,647	$(4,360)	$20,746

RESTRUCTURING AND INTEGRATION EXPENSES	285	543	84	-	912
OTHER INCOME, NET	(24)	-	-	-	(24)

NON-GAAP OPERATING INCOME	$17,636	$2,627	$5,731	$(4,360)	$21,634

EBITDA WITHOUT SPECIAL ITEMS

GAAP EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	$15,057	$1,105	$5,286	$(4,339)	$17,109

DEPRECIATION AND AMORTIZATION	3,412	763	2,481	426	7,082
INTEREST EXPENSE	2,741	893	359	(131)	3,862
EBITDA	21,210	2,761	8,126	(4,044)	28,053

RESTRUCTURING AND INTEGRATION EXPENSES	285	543	84	-	912
SPECIAL ITEMS	285	543	84	-	912

EBITDA WITHOUT SPECIAL ITEMS	$21,495	$3,304	$8,210	$(4,044)	$28,965
% of Net Sales	11.6%	4.6%	11.6%		8.8%

MANAGEMENT BELIEVES THAT NON-GAAP OPERATING INCOME AND EBITDA WITHOUT SPECIAL ITEMS, EACH OF WHICH ARE NON-GAAP MEASUREMENTS AND ARE ADJUSTED FOR SPECIAL ITEMS, ARE MEANINGFUL TO INVESTORS BECAUSE THEY PROVIDE A VIEW OF THE COMPANY WITH RESPECT TO ONGOING OPERATING RESULTS.  SPECIAL ITEMS REPRESENT SIGNIFICANT CHARGES OR CREDITS THAT ARE IMPORTANT TO AN UNDERSTANDING OF THE COMPANY'S OVERALL OPERATING RESULTS IN THE PERIODS PRESENTED. SUCH NON-GAAP MEASUREMENTS ARE NOT RECOGNIZED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND SHOULD NOT BE VIEWED AS AN ALTERNATIVE TO GAAP MEASURES OF PERFORMANCE.

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Balance Sheets

(In thousands)

	MARCH	MARCH	DECEMBER
	2024	2023	2023
	(Unaudited)	(Unaudited)

ASSETS

CASH AND CASH EQUIVALENTS	$27,113	$24,196	$32,526

ACCOUNTS RECEIVABLE, GROSS	212,224	216,617	168,327
ALLOWANCE FOR EXPECTED CREDIT LOSSES	8,284	5,816	8,045
ACCOUNTS RECEIVABLE, NET	203,940	210,801	160,282

INVENTORIES	520,702	522,039	507,075
UNRETURNED CUSTOMER INVENTORY	18,007	20,626	18,240
OTHER CURRENT ASSETS	26,674	26,192	26,100

TOTAL CURRENT ASSETS	796,436	803,854	744,223

PROPERTY, PLANT AND EQUIPMENT, NET	124,822	107,123	121,872
OPERATING LEASE RIGHT-OF-USE ASSETS	102,060	74,291	100,065
GOODWILL	134,624	132,289	134,729
OTHER INTANGIBLES, NET	90,000	98,389	92,308
DEFERRED INCOME TAXES	40,241	33,893	40,533
INVESTMENT IN UNCONSOLIDATED AFFILIATES	24,751	42,719	24,050
OTHER ASSETS	38,627	27,462	35,267

TOTAL ASSETS	$1,351,561	$1,320,020	$1,293,047

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT PORTION OF REVOLVING CREDIT FACILITY	$-	$52,600	$-
CURRENT PORTION OF TERM LOAN AND OTHER DEBT	5,030	5,014	5,029
ACCOUNTS PAYABLE	98,293	94,372	107,455
ACCRUED CUSTOMER RETURNS	47,220	42,153	38,238
ACCRUED CORE LIABILITY	17,438	21,319	18,399
ACCRUED REBATES	45,191	39,657	42,278
PAYROLL AND COMMISSIONS	27,326	24,268	29,561
SUNDRY PAYABLES AND ACCRUED EXPENSES	58,714	42,041	63,303

TOTAL CURRENT LIABILITIES	299,212	321,424	304,263

LONG-TERM DEBT	209,872	215,487	151,182
NONCURRENT OPERATING LEASE LIABILITY	90,667	65,319	88,974
ACCRUED ASBESTOS LIABILITIES	68,985	60,820	72,013
OTHER LIABILITIES	27,704	24,298	25,742

TOTAL LIABILITIES	696,440	687,348	642,174

TOTAL SMP STOCKHOLDERS' EQUITY	639,150	621,644	635,064
NONCONTROLLING INTEREST	15,971	11,028	15,809
TOTAL STOCKHOLDERS' EQUITY	655,121	632,672	650,873

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,351,561	$1,320,020	$1,293,047

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Statements of Cash Flows

(In thousands)

	THREE MONTHS ENDED
	MARCH 31,
	2024	2023
	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES

NET EARNINGS	$8,990	$11,957
ADJUSTMENTS TO RECONCILE NET EARNINGS TO NET CASH
USED IN OPERATING ACTIVITIES:
DEPRECIATION AND AMORTIZATION	7,301	7,082
OTHER	3,511	4,587
CHANGE IN ASSETS AND LIABILITIES:
ACCOUNTS RECEIVABLE	(43,978)	(42,617)
INVENTORY	(14,670)	6,195
ACCOUNTS PAYABLE	(9,274)	4,809
PREPAID EXPENSES AND OTHER CURRENT ASSETS	1,649	1,165
SUNDRY PAYABLES AND ACCRUED EXPENSES	3,988	(10,656)
OTHER	(3,233)	(2,964)
NET CASH USED IN OPERATING ACTIVITIES	(45,716)	(20,442)

CASH FLOWS FROM INVESTING ACTIVITIES

CAPITAL EXPENDITURES	(10,086)	(4,363)
OTHER INVESTING ACTIVITIES	15	13
NET CASH USED IN INVESTING ACTIVITIES	(10,071)	(4,350)

CASH FLOWS FROM FINANCING ACTIVITIES

NET CHANGE IN DEBT	58,692	33,478
PURCHASE OF TREASURY STOCK	(2,235)	-
DIVIDENDS PAID	(6,392)	(6,261)
OTHER FINANCING ACTIVITIES	315	125
NET CASH PROVIDED BY FINANCING ACTIVITIES	50,380	27,342

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(6)	496
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(5,413)	3,046
CASH AND CASH EQUIVALENTS at beginning of period	32,526	21,150
CASH AND CASH EQUIVALENTS at end of period	$27,113	$24,196